EXHIBIT 10.19


                                 PROMISSORY NOTE



$100,000.00                                                     January 25, 2008
                                                                    New York


            FOR VALUE RECEIVED, the undersigned Medivisor Inc., a Delaware corporation (the "COMPANY"), promises to pay to the order of T. Peter & Company Inc. tax id# 113379238 ("PAYEE"), at their address, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Thousand and no/100 Dollars ($100,000.00), with interest thereon as set forth herein.

1.       INTEREST:

         a. INTEREST ACCRUAL. The outstanding principal balance of this Note shall bear interest from the date hereof at a rate per term equal to eight and a half percent (8.5%).

         b. PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 15th of the month starting on March 15th 2008.

2.       PAYMENT:

         a. REPAYMENT. Principal shall be payable in full on December 31, 2008 (the "MATURITY DATE").

         b. APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited, first, to any interest then accrued on the principal amount to be paid and, second, to the outstanding principal balance hereof.

         c. PREPAYMENT. The Company may prepay any amounts outstanding hereunder in whole or in part at any time without penalty or premium.

3.       SECURITY:

         a. The obligations of the Company under this Note are secured by all the assets of the company and six hundred (1,000,000) shares of common stock in Medivisor Inc. At the sole election of the Payee, this note shall be convertible into "free trading" shares of the Company at the rate of $.10 per share.

4.       EVENTS OF DEFAULT:

              The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:


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          a. The Company fails to pay any principal or interest at the maturity of this Note.

         b. The Company fails to pay any of the amounts described in Paragraph 5.c. of this Note prior to March 15, 2008.

         c. The Company fails to perform any other obligation under this Note and such failure continues for thirty (30) days after notice thereof to the Company.

         d. The Company becomes insolvent, or suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or generally fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; files a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under Title 11 of the United States Code, as amended or recodified from time to time (the "BANKRUPTCY CODE"), or under any state, federal or other law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant, to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against it and is pending for more than, sixty (60) days, or it files an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or it is adjudicated a bankrupt, or an order for relief is entered against it by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state, federal or other law relating to bankruptcy, reorganization or other relief for debtors.

         e. The dissolution or liquidation of the Company.

         f. Any violation or breach of any provision of, or any defined event of default under, any pledge agreement or other document executed in connection with or securing this Note.

5.       MISCELLANEOUS:

         a. REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder, together with all amounts owing pursuant to Paragraph 5.c. to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by the Company. In addition, the Company shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including without limitation reasonable attorneys' fees and costs, expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense


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of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the holder or any other person or entity) relating to the Company or any other person or entity.

         b. GOVERNING LAW AND CONSENT TO JURISDICTION. This Note shall be governed by, and construed in accordance with, the laws of the State of NEW YORK WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         c. PAYMENT OF FEES. None



IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


MEDIVISOR INC.,
a Delaware corporation



By: /s/ CANDIDO LUZZI
    ______________________
        Candido Luzzi, CEO







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